Exhibit 10.13

Lilis Energy, Inc.

1900 Grant Street, Suite #720

Denver, CO 80203

January __, 2015

T.R. Winston & Company,

as representative for the Holders

set forth below

2049 Century Park East, Suite 320

Los Angeles, CA 90067

Re:      Waiver of Equity Conditions and Extension of Maturity under 8% Senior Secured Debentures

This letter agreement (this “Letter Agreement”) sets forth the agreement between Lilis Energy, Inc., a Nevada corporation, f/k/a Recovery Energy, Inc. (the “Company”) and the parties listed as Holders on the signature pages hereto (each a “Holder” and, collectively, the “Holders”) regarding (i) payment by the Company of all accrued and unpaid interest under the Company’s 8% Senior Secured Convertible Debentures due January 15, 2015, as amended (the “Debentures”) held by such holder in the form of the Company’s common stock, par value $0.0001 (the “Common Stock”) for the periods stated below, (ii) payment by the Company of interest under the Debentures for all future periods the form of Common Stock, and (iii) extension of the maturity date of the Debentures to the date that is one business day after the Maturity Date as defined in that certain Credit Agreement dated as of January 8, 2015, by and among the Company and Heartland Bank, as administrative agent, and the financial institutions from time to time signatory hereto (the “Heartland Maturity Date”).

Reference is made to those Securities Purchase Agreements, as amended, between the Company and certain holders, including the Holders, dated as of (i) February 2, 2011 (as subsequently amended, the “Original Purchase Agreement”); (ii) March 19, 2012 (as subsequently amended, the “Second Purchase Agreement”); and (iii) June 18, 2013 (as subsequently amended, the “Third Purchase Agreement” and, together with the Original Purchase Agreement and the Second Purchase Agreement, the “Purchase Agreements”); and those certain Debentures issued to the Holders pursuant to the Purchase Agreements.

The terms of the Debentures provide that the Company is required to pay interest to the holders of the Debentures on the aggregate unconverted and then-outstanding principal amount at the rate of 8% per annum, payable quarterly on February 15, May 15, August 15 and November 15, on each Conversion Date (as that term is defined in the Debentures), and on the maturity date. The Company may make such interest payments in shares of Common Stock if all of the Equity Conditions (as that term is defined in the Debentures) have been met or are waived in writing by the holders of the Debentures. Accordingly, each Holder hereby agrees as follows:

1.	Pursuant to Section 2(a) of the Debentures, each Holder acknowledges that it has received the number of shares of the Company’s Common Stock set forth set beside such Holder’s name on Schedule A hereto and that upon delivery of such shares the Company completely and fully satisfied its obligations with respect to all interest payments due and payable as of the date hereof, and in connection therewith agrees to waive the Equity Conditions for the interest payments due February 15, 2014, May 15, 2014, August 15, 2014 and November 15, 2014; and

2.	Pursuant to Section 2(a) of the Debentures, each Holder agrees to accept shares of the Company’s Common Stock in full and complete satisfaction of all interest payments due to such Holder during the period beginning on the date of this Letter Agreement and ending upon the termination of the Debentures held by such Holder, and waives the Equity Conditions in connection with such interest payments; and

3.	Each Holder agrees to extend the maturity date of the Debentures held by such Holder to the Heartland Maturity Date, and in connection therewith, to waive any Default or Event of Default that may have occurred as of the date hereof in connection with the Maturity Date under the Debentures.

This Letter Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, excluding its conflict of laws rules. This letter agreement may be executed in any number of counterparts each of which shall be considered an original. If the foregoing accurately sets forth our agreement, please so indicate by executing this letter in the space provided below.

Very truly yours,

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
Abraham Mirman
Its:	Chief Executive Officer

ACCEPTED AND AGREED this ___ day of January, 2015

HOLDERS:

EZ Colony Partners, LLC, a Delaware limited liability company

/s/ Marc Ezralow
Name:	Marc Ezralow as Trustee of the Marc
Ezralow 1997 Trust
Title:	Manager and Member

Jonathan & Nancy Glaser Family Trust DTD 12/16/1998 Jonathan M. Glaser and Nancy E. Glaser TTEES

/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Trustee

Wallington Investment Holdings, Ltd.

/s/ Pierre Caland
Name:	Pierre Caland
Title:	Director

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10, Steven B. Dunn & Laura Dunn TTEES

/s/ Steven B. Dunn
Name:	Steven B. Dunn
Title:	Trustee

G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000

/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Trustee

EMSE, LLC, a Delaware limited liability company

/s/ Marc Ezralow
Name:	Marc Ezralow as Trustee of the Marc
Ezralow 1997 Trust
Title:	Manager and Member

[Signature Page to Letter Agreement dated January __, 2015]

Schedule A

Holder	# of Shares

EZ Colony Partners, LLC	284,346
G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000	157,565
Jonathan & Nancy Glaser Family Trust DTD 12-16-98	213,865
Wallington Investment Holdings, Ltd.	385,537
Steven B. Dunn & Laura Dunn Revocable Trust DTD 10/28/10	187,608
EMSE LLC	33,923
1,262,844

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